April 22, 2011

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

RE:  RiverSource Life Insurance Company ("Registrant")
        Post-Effective Amendment No. 4 for Registration Statement No. 333-149953 RiverSource Retirement Advisor Advantage Plus Variable Annuity RiverSource Retirement Advisor Select Plus Variable Annuity
        RiverSource Retirement Advisor 4 Advantage Variable Annuity
        RiverSource Retirement Advisor 4 Select Variable Annuity
        RiverSource Retirement Advisor 4 Access Variable Annuity
        RiverSource RAVA 5 Advantage Variable Annuity
        RiverSource RAVA 5 Select Variable Annuity
        RiverSource RAVA 5 Access Variable Annuity
        RiverSource Guaranteed Term Annuity

Ladies and Gentlemen:

I am familiar with the above-referenced Registration Statement filed by RiverSource Account MGA with the Securities and Exchange Commission.

I have made such examination of law and examined such documents and records as in my judgment are necessary and appropriate to enable me to give the following opinion:

1. The Company is duly incorporated, validly existing and in good standing under applicable state law and is duly licensed or qualified to do business in each jurisdiction where it transacts business. The Company has all corporate powers required to carry on its business and to issue the contracts.

2. The Account is a validly created and existing separate account of the Company and is duly authorized to issue the securities registered.

3. The contracts issued by the Company, when offered and sold in accordance with the prospectus contained in the Registration Statement and in compliance with applicable law, will be legally issued and represent binding obligations of the Company in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Rodney J. Vessels
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    Rodney J. Vessels
    Assistant General Counsel and
     Assistant Secretary